SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of July 1, 2002, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 21, 2000, between AIM International Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to reflect the name change of AIM Asian Growth Fund to AIM Asia Pacific Growth Fund, AIM European Development Fund to AIM European Growth Fund and AIM International Equity Fund to AIM International Growth Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES



NAME OF FUND                                EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                ------------------------------------

AIM Asia Pacific Growth Fund                            June 21, 2000

AIM European Growth Fund                                June 21, 2000

AIM Global Aggressive Growth Fund                       June 21, 2000

AIM Global Growth Fund                                  June 21, 2000

AIM Global Income Fund                                  June 21, 2000

AIM International Growth Fund                           June 21, 2000

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


         The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM ASIA PACIFIC GROWTH FUND
                            AIM EUROPEAN GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $500 million...................................................   0.95%
Over $500 million....................................................   0.90%


                       AIM GLOBAL AGGRESSIVE GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $1 billion.....................................................0.90
Over $1 billion......................................................0.85%


                             AIM GLOBAL GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $1 billion.....................................................   0.85%
Over $1 billion......................................................   0.80%


                             AIM GLOBAL INCOME FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $1 billion.....................................................   0.70%
Over $1 billion......................................................   0.65%


                         AIM INTERNATIONAL GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $1 billion.....................................................   0.95%
Over $1 billion......................................................   0.90%"

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
         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                           AIM INTERNATIONAL FUNDS, INC.


Attest:   /s/ P. Michelle Grace            By:    /s/ Robert H. Graham
          ----------------------------            -------------------------
              Assistant Secretary                    Robert H. Graham
                                                     President


(SEAL)

                                           A I M ADVISORS, INC.


Attest:   /s/ P. Michelle Grace            By:    /s/ Robert H. Graham
          ----------------------------            -------------------------
              Assistant Secretary                    Robert H. Graham
                                                     President


(SEAL)

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